EXHIBIT 11

                     HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                       FOR THE THREE AND SIX MONTHS ENDED

                                                                                      JUNE 30,                   JUNE 30,
                                                                                 1997         1996           1997         1996
                                                                             --------------------------- --------------------------
  Net income (loss)                                                              $329,766      ($24,582)     $123,387    ($269,421)

  CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                  5,558,350     5,558,350     5,558,350    5,558,350
    Weighted average additional common shares (options)                                 -             -             -            -
                                                                             --------------------------- --------------------------
    Weighted average primary common shares outstanding                          5,558,350     5,558,350     5,558,350    5,558,350
                                                                             --------------------------- --------------------------

Primary net income (loss) per common share                                          $0.06        ($0.00)        $0.02       ($0.05)
                                                                                    =====        =======        =====       =======
  CALCULATION OF AVERAGE FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                  5,558,350     5,558,350     5,558,350    5,558,350
    Weighted average additional common shares (options)                                 -             -             -            -
                                                                             --------------------------- --------------------------
    Weighted average fully diluted common shares outstanding                    5,558,350     5,558,350     5,558,350    5,558,350
                                                                             --------------------------- --------------------------
Fully diluted net income (loss) per common share                                    $0.06        ($0.00)        $0.02       ($0.05)
                                                                                    =====        =======        =====       =======